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                                                                   EXHIBIT 10.83

                                FUTURELINK CORP.

           HOWARD E. TAYLOR YEAR 2000 STOCK OPTION PLAN AND AGREEMENT

        THIS STOCK OPTION PLAN AND AGREEMENT (the "Agreement") by and between FUTURELINK CORP., a Delaware corporation (the "Company"), and HOWARD E. TAYLOR ("Employee") is entered into effective as of the 4th day of December, 2000.

                                    RECITALS

        1. Pursuant to that certain Employment Agreement dated as of December 4, 2000 by and between the Company and Employee (the "Employment Agreement"), and as an inducement to Employee to enter into the Employment Agreement, the Company has agreed to grant Employee options to purchase an aggregate of up to 2,700,000 shares of the Company's common stock;

        2. Of such options, options to purchase 500,000 have been granted to Employee pursuant to the Company's Second Amended and Restated Stock Option Plan (the "Plan") and those options are governed by the terms and conditions thereof and a separate option agreement evidencing such grant;

        3. The Company desires to fulfill it obligations to grant Employee options to purchase the remaining 2,200,000 shares as provided for in the Employment Agreement by granting such options pursuant to this Agreement; and

        4. The parties desire to set forth the terms and conditions governing the options granted hereunder.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Grant. The Company hereby grants to Employee the right to purchase up to 2,200,000 shares of the Company's common stock at a price of $0.8125 per share, on the terms and conditions set forth herein. The options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, as amended, and are not granted pursuant to the Plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise these options shall be bound by all terms and conditions of this Agreement.

        This Agreement and the grant of the options herein shall not be effective unless and until Employee commences full-time employment with the Company pursuant to the terms of the Employment Agreement. If Employee does not commence full-time employment with the Company pursuant to the terms of the Employment Agreement, this Agreement and the options granted hereunder shall be null and void, and the parties hereto shall be deemed to have no rights or obligations whatsoever under this Agreement.



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        2. Vesting. Except as specifically set forth in Section 3 hereof, and provided that Employee continues to be employed by the Company at such times, the options granted herein shall vest and become exercisable at the following times and in the following amounts:

           (a) options to purchase 1,500,000 shares of the Company's common stock shall vest in equal installments of 187,500 shares on the first day of each calendar quarter for the eight (8) consecutive calendar quarters beginning on January 1, 2001;

           (b) options to purchase 500,000 shares of the Company's common stock shall vest on January 1, 2003; and

           (c) options to purchase 200,000 shares of the Company's common stock shall vest on January 1, 2004; provided, however, that if the Company has achieved certain corporate performance objectives by December 31, 2001, which objectives shall be established by Employee and the Company's board of directors prior to January 1, 2001, then the options to purchase such 200,000 shares shall vest on December 31, 2001. The Company's board of directors in its sole and absolute discretion shall determine whether or not such performance objectives are achieved, and such determination shall be made within ninety (90) days after December 31, 2001.

        3. Termination of Employment.

           (a) Termination by Reason of Employee's Death or Disability. If Employee's employment is terminated by Employee's death or "disability" (as such term is defined in the Company's long-term disability policy), Employee or Employee's estate, as the case may be, shall have the right, for a period of six
(6) months following such death or disability, to exercise this option, but only with respect to the number of shares for which the option was exercisable on the date of Employee's death or disability and to the extent not previously exercised.

           (b) Termination by Employee. If Employee voluntarily terminates his employment with the Company, other than as set forth in paragraph (e)(ii) of this Section 3, this Agreement and all rights granted hereunder shall terminate as of the date of such voluntary termination.

           (c) Termination for Cause. If the Company terminates Employee's employment with the Company for "Cause" (as defined in the Employment Agreement), this Agreement and all rights granted hereunder shall terminate immediately as of the date of such termination.

           (d) Termination Without Cause. In the event the Company terminates Employee's employment without "Cause" (as such term is defined in the Employment Agreement), and other than as a result of a Change of Control as set forth in paragraph (e)(i) of this Section 3, then Employee shall have the right, for a period of ninety (90) days commencing with the Company Termination Date (as defined in the Employment Agreement), to exercise all options that were vested as of such Company


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Termination Date, to the extent such options have not previously been exercised.
In the event Employee executes a release in a form satisfactory to Company, as required by Section 4.1 of the Employment Agreement, forever releasing and discharging the Company, its officers, directors, employees, agents and representatives from any and all obligations to pay any further amounts or benefits to Employee in connection with his employment or the termination thereof, then all options that were scheduled to vest within twelve (12) months following the Company Termination Date shall accelerate and become immediately exercisable.

           (e) Termination Upon Change of Control. Upon a Change of Control (as such term is defined in Section 5.1 of the Employment Agreement), and the occurrence of either of the events set forth in subparagraphs (a) or (b) of
Section 5.1 of the Employment Agreement, then the vesting of all options granted pursuant to this Agreement shall accelerate, regardless of whether the vesting requirements set forth herein have been satisfied, and Employee shall have the right, for a period of ninety (90) days following the termination of Employee's employment, to exercise this option with respect to all shares, to the extent not previously exercised. This Agreement and all rights granted hereunder shall terminate and otherwise be extinguished on the 91st day following such termination.

           (f) Termination for Any Other Reason. If Employee's employment is terminated for any reason other than as set forth above, this Agreement and all rights granted hereunder shall terminate as of the date of such termination.

        4. Exercise. This option may be exercised in whole or in part on the terms and conditions contained herein by Employee giving the Company ten (10) days' prior written notice of Employee's election to exercise, which notice shall specify the number of shares to be purchased and the price to be paid therefor, and by delivering cash or check in the amount of the aggregate purchase price payable to the Company.

        5. Effect of Exercise. Upon the exercise of all or any part of these options, the number of shares of common stock subject to the options granted pursuant to this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

        6. Expiration. The options granted hereunder shall expire, to the extent not previously exercised or earlier terminated pursuant to Section 3 hereof, upon the tenth (10th) anniversary of the date the option was granted.

        7. Transferability. This option shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by Employee. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void.


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        8. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of these options, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

        9. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by these options until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

        10. Recapitalization. The number of shares of common stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. If the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled. The foregoing adjustments shall be made by the Company's board of directors, whose determination shall be conclusive and binding on the Company and Employee.

        11. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company's common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the "Securities Act") (or any other federal or state statutes having similar requirements) as it may be in effect at that time. Employee acknowledges and agrees that the options granted to Employee pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof. The certificates evidencing any shares issued pursuant to these options shall bear such restrictive legends as required by federal or state law. Employee agrees not to offer to sell or otherwise dispose of the shares of the Company's common stock acquired upon the exercise of these options in violation of the registration requirements of the Securities Act or any applicable securities laws.

        12. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be


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addressed in care of the General Counsel, FutureLink Corp., 2 South Pointe
Drive, Lake Forest, California 92630, and if sent to Employee, it shall be addressed to Employee's address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

        13. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        14. Arbitration; Venue. The parties hereto agree that any disputes or controversies relating to or arising out of this Agreement shall be resolved exclusively by arbitration, in accordance with the procedures set forth in
Section 10.1 of the Employment Agreement. The venue for any such proceeding shall be as set forth in Section 10.5 of the Employment Agreement.

        15. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

        16. Paragraph Headings; Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time, nor does this Agreement constitute a contract or agreement for employment.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                              FUTURELINK CORP.,
                                              a Delaware corporation


                                              By: /s/ PHILIP R. LADOUCEUR
                                                  ------------------------------
                                              Name:   Philip R. Ladouceur
                                                    ----------------------------
                                              Title:  Chairman
                                                     ---------------------------


                                              EMPLOYEE:

                                              /s/ HOWARD E. TAYLOR
                                              ----------------------------------
                                                  Howard E. Taylor


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